EXHIBIT 4.3


WFB                                                                       SHARES

                          WAKE FOREST BANCSHARES, INC.
                           Wake Forest, North Carolina

Common Stock                                           CUSIP 93088 10 2
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

This certifies that



                                   COUNTERSIGNED AND REGISTERED:
                                        CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                   BY:                      TRANFER AGENT
                                                            AND REGISTRAR


is the record holder of


            FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK,
           $0.01 PAR VALUE PER SHARE, OF WAKE FOREST BANCSHARES, INC.
a corporation incorporated under the laws of the United States (the "Corporation"). The shares evidenced by this certificate are transferable only on the stock-transfer books of the Corporation by the holder of record hereof, in person or by attorney or legal representative, upon surrender of this Certificate properly endorsed. The stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other government agency. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS HEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated:                [SEAL: Wake Forest Bancshares, Inc.]

Secretary                                  President and Chief Executive Officer

                          WAKE FOREST BANCSHARES, INC.

     The shares represented by this certificate are issued subject to all the provisions of the Charter and Bylaws of WAKE FOREST BANCSHARES, INC. (the "Corporation"), as from time to time amended (copies of which are on file at the principal office of the Corporation), to all of which the holder by acceptance hereof assents. The following description constitutes a summary of certain provisions of, and is qualified in its entirety by reference to, the Charter.

     The Charter of the Corporation contains certain provisions, applicable for five years from the effective date of Wake Forest Federal Savings & Loan Association's reorganization into a Mutual Holding Company, that restricts persons, other than the Mutual Holding Company, from directly or indirectly acquiring or holding, or attempting to acquire or hold, the beneficial ownership of in excess of 10% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"). The Charter contains a provision pursuant to which the shares beneficially held in excess of 10% of the Voting Stock of the Corporation are considered 'excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. These restrictions are not applicable to underwriters in connection with a public offering of the common stock, certain reorganization transactions described in the Charter or to acquisitions of Voting Stock by the Corporation, any majority-owned subsidiary of the Corporation, or any tax-qualified employee stock benefit plan which is exempt from the approval requirements under 574.3(c)(I)(vi) of the Office's regulations. Wake Forest Bancorp, M.H.C., the federally chartered mutual holding company of the Corporation ("Mutual Holding Company") will own in excess of 50%of the Common Stock of the Corporation so long as the Mutual Holding Company remains in mutual form.

     The Corporation is authorized to issue more than one class of stock, including a class of Preferred Stock which may be issued in one or more series. The Corporation will furnish to any stockholder, upon written request and without charge, within five days after receipt of such request, a full statement of the designations, preferences, limitations or relative rights of the shares of each class authorized to be issued and, as to shares of Preferred Stock, the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM - as tenants in common

     TEN ENT - as tenants by the entireties

     JT TEN - as joint tenants with right of survivorship  and not as tenants in common.

     UNIF GIFT MIN ACT - ___________________Custodian________________
                               (Cust)                     (Minor)
                                 under Uniform Gifts to Minors
                                    Act______________________
                                              (State)

Additional abbreviations may also be used though not in the above list.

     For value received,__________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------
Please print or typewrite name and address including postal zip code of assignee

__________________________shares of Common Stock evidenced by this Certificate, and do hereby irrevocably constitute and appoint_____________________________ as Attorney, to transfer the said shares on the books of the herein named Corporation, with full powers of substitution.

Dated:
      -----------------------------                  ------------------------
                                                              Signature

                                                     ---------------------------
                                                              Signature

                                                      NOTICE:  The  signature to
                                                      this    assignment    must
                                                      correspond  with  the name
                                                      as  written  upon the face
                                                      of  the   Certificate   in
                                                      every particular,  without
                                                      alteration or enlargement,
                                                      or any change whatsoever.